As filed with the Securities and Exchange Commission on July 25, 1996
  SEC File No. 1-5075
  Registration No.
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S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N

                        F O R M  S - 8

                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933

                          EG&G, INC.
   --------------------------------------------------------
      (Exact name of issuer as specified in its charter)

         MASSACHUSETTS                                  04-2052042
- --------------------------------       -----------------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS                02181
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(Address of Principal Executive Offices)                  (zip code)

               EG&G, INC. 1992 STOCK OPTION PLAN
             -------------------------------------
                   (Full Title of the plan)

        MURRAY GROSS, ESQ., GENERAL COUNSEL, EG&G, INC.
       45 William Street, Wellesley, Massachusetts 02181
                        (617)437-5100)
 -------------------------------------------------------------
   (Name, address and telephone number of agent for service)

                CALCULATION OF REGISTRATION FEE
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                        Proposed      Proposed
  Title of              Maximum       Maximum
  Securities Amount (2) Offering      Aggregate      Amount of
  to be      to be      Price         Offering       Registration
  Registered Registered Per Share (1) Price (1)      Fee
  ---------- ---------- ------------- -------------- -------------
  Common Stock          847,542       $19.69         $16,688,101    $5754.06
  $1 par value          shares
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(1) Estimated solely for the purpose of calculating the registration fee.  This estimated fee is based on the average of the high ($ 20.125) and low ($ 19.250) prices paid for a share of EG&G, Inc. Common Stock on July 19, 1996 as reported on the New York Stock Exchange Composite Transactions Tape.

(2) The prospectus covering securities registered under this Registration Statement relates also to Registration Statements Nos. 2-61241, 2-98168, 33-36082, 33-49898, 33-57606, 33-54785, and 33-62805 and is intended to be the common prospectus referred to in Rule 429 under the Securities Act of 1933 for such Registration Statements.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

   The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

   a. EG&G, Inc.'s ("EG&G", the "Company" or the "Registrant") latest annual report filed pursuant to Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or the Company's effective registration statement on Form 10 and 10-SB, 20-F, or 40-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

   b. All other reports filed by the Company pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above.

   c. The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

   d. The description of the Company's Common Stock as contained in Form 10, dated April 29, 1965, as amended by Form 8, dated June 5, 1990, and including any amendment or report filed for the purpose of updating such description.

   All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.                                   DESCRIPTION OF SECURITIES

   Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

   Accountants - The financial statements and schedules of the Company included in the Company's Annual Report on Form 10K for the year ended December 31, 1995 and incorporated by reference herein have been audited by Arthur Anderson LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   Legal Opinion - The validity of the shares of Common Stock to be offered hereunder has been passed upon for EG&G by Murray Gross, Senior Vice President, General Counsel and Clerk of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended, (the "Massachusetts Business Corporation Law") and
Article V, Section 9 of EG&G's By-Laws, to which reference is hereby made, contain provisions authorizing indemnification by EG&G of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of EG&G or of certain other entities. Section 67, Chapter 156B of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees, and agents of a corporation and persons who serve at the corporation's request as directors, officers, employees, and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the by-laws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified person to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

   Section 65 of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records which are prepared by or presented by or under the supervision of (1) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or (2) counsel, public accountants or other persons as to matters which the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (3) in the case of a director, a duly constituted committee of the board upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

   Section 13 of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13 of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

   Section 9 of Article V of the By-laws of the Registrant contains provisions relating to the indemnification of directors and officers of the Registrant which are consistent with Section 67 of the Massachusetts Business Corporation Law. This Section provides that no indemnification will be provided to any person who was or is a director or officer with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however that, prior to such final adjudication, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

   Section 67 of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors' and officers' liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's By-Laws.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable

Item 8. EXHIBITS

         The following exhibits are filed herewith or incorporated herein by reference:

                                                                   SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER    EXHIBIT                                                   PAGE
- --------  ---------                                                 ----------
4.        (i)     EG&G's Restated Articles of Organization, filed
                  with the Massachusetts Secretary of the
                  Commonwealth on July 31, 1995 were filed as an
                  Exhibit to EG&G's Registration statement on Form
                  S-8, File No. 33-62805 and are herein
                  incorporated by reference                          N/A

         (ii)     EG&G's By-Laws as amended on May 3, 1995 were
                  filed as an Exhibit to EG&G's Registration
                  Statement on Form S-8, File No. 33-62805 and are
                  herein incorporated by reference                   N/A

        (iii)     The form of certificate used to evidence
                  ownership of EG&G Common Stock, $1 parvalue, was
                  filed as Exhibit 4(a) to EG&G's Registration
                  Statement on Form S-3, File No. 2-69642 and is
                  herein incorporated by reference                   N/A

         (iv)     Form of Indenture dated June 28, 1995 between
                  the Company and the First National Bank of
                  Boston, as Trustee, was filed with the
                  Commission as Exhibit 4.1 to EG&G's Registration Statement on Form S-3, File No. 33-59675 and is
                  herein incorporated by reference                   N/A

          (v)     The Rights Agreement dated as of January 25,
                  1995 between EG&G, Inc. and The First National
                  Bank of Boston was filed as Exhibit 4.1 to the
                  Company's Form 8-K dated January 25, 1995 and is
                  herein incorporated by reference                   N/A

         (vi)     The EG&G, Inc. 1992 Stock Option Plan was filed
                  as Exhibit 4(v) to EG&G's Registration Statement
                  on Form S-8, File No. 33-49898 and is herein
                  incorporated by reference                          N/A

        (vii)     The EG&G, Inc. 1982 Incentive Stock Option Plan,
                  as amended and restated as of April 24, 1990,
                  was filed as Exhibit 4(v) to EG&G's Registration Statement on Form S-8, File No. 33-36082 and is
                  herein incorporated by reference                   N/A

       (viii)     The EG&G, Inc. 1978 Non-Qualified Stock Option
                  Plan, as amended through January 26, 1988, was
                  filed as Exhibit 4(vii) to EG&G's Registration
                  Statement on Form S-8, File No. 33-36082 and is
                  herein incorporated by reference                   N/A

5.       Opinion of Murray Gross, Esquire, Senior Vice
         President, General Counsel and Clerk to EG&G,
         Inc.                                                        12

                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER    EXHIBIT                                                   PAGE
- --------  ---------                                                 ----------

24.       Consent of Experts and Counsel

          (i)     Consent of Arthur Andersen LLP                     14

         (ii)     Consent of Murray Gross, Esquire, is contained     N/A
                  in his Opinion filed as Exhibit 5

25.       Power of Attorney                                          10

Item 9.     UNDERTAKINGS

   EG&G hereby undertakes:

   (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.
                             SIGNATURES

   Pursuant to the requirements of the Securities Act, EG&G certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on the 24th day of July 1996.


                                          EG&G, Inc.



                                          By: /s/ John M. Kucharski
                                          John M. Kucharski, Chairman of
                                          the Board, and Chief
                                          Executive Officer

                         POWER OF ATTORNEY

   We, the undersigned officers and directors of EG&G, Inc., hereby severally constitute John M. Kucharski and Murray Gross, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith and any amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EG&G, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Witness our hands and common seals on the date set forth below.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   Signature                    Title                  Date
   ---------                    ------                 -----

(i)  Principal Executive Officer

/s/ John M. Kucharski           Chairman of the        July 24, 1996
- --------------------------      Board, and Chief       -------------
John M. Kucharski               Executive Officer


(ii)   Principal Financial Officer

/s/ John F. Alexander, II       Senior Vice President  July 24, 1996
- --------------------------      and Chief Financial    -------------
John F. Alexander, II           Officer



(iii)  Principal Accounting Officer


/s/ William J. Ribaudo          Corporate Controller   July 24, 1996
- --------------------------                             -------------
William J. Ribaudo

(iv)   A majority of the Board of
       Directors


/s/ John M. Kucharski           Director            July 24, 1996
- --------------------------                          -------------
John M. Kucharski


/s/ Robert F. Goldhammer        Director            July 24, 1996
- --------------------------                          -------------
Robert F. Goldhammer


/s/ John B. Gray                Director            July 24, 1996
- --------------------------                          -------------
John B. Gray


/s/ William F. Pounds           Director            July 24, 1996
- --------------------------                          -------------
William F. Pounds


/s/ Kent F. Hansen              Director            July 24, 1996
- --------------------------                          -------------
Kent F. Hansen


/s/ G. Robert Tod               Director            July 24, 1996
- --------------------------                          -------------
G. Robert Tod


/s/ John Larkin Thompson        Director            July 24, 1996
- --------------------------                          -------------
John Larkin Thompson


/s/ Greta E. Marshall           Director            July 24, 1996
- --------------------------                          -------------
Greta E. Marshall


/s/ Tamara J. Erickson          Director            July 24, 1996
- --------------------------                          -------------
Tamara J. Erickson


/s/ Fred B. Parks               Director            July 24, 1996
- --------------------------                          -------------
Fred B. Parks


/s/ Nicholas A. Lopardo         Director            July 24, 1996
- --------------------------                          -------------
Nicholas A. Lopardo